UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported): October 23, 2009

Geeks On Call Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-143931	20-8097265
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3502 Pacific Avenue Suite 200 Virginia Beach, VA	23451-2874
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (757) 466-3448

Formally at 814 Kempsville Road, Suite 106 Norfolk, Virginia 23502

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Current Reporting Obligations

•	Completion of Acquisition or disposition of Assets, Including but not Limited to Mergers.
•	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Geeks On Call Holdings, Inc. has been served notice of default and foreclosure from a senior creditor on a note secured by   substantially all the assets of the corporation.  The Geeks On Call Holdings, Inc. Board of Directors, acting with regard to their obligation under the security agreement of the promissory note in default, passed a resolution to surrender the assets upon the request of the secured creditor. As a result of the foreclosure and surrendering of substantially all of the assets of the corporation the Board of Directors has determined that the Company can no longer continue operations.

•	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The Board of Directors has accepted the resignations and termination of the Employment Agreements of Mr. Robert Crabb Secretary and Chief Marketing Officer, Mr. Keith Wesp, Vice President of Finance and Assistant Secretary and Mr. Richard Artese, Executive Vice President and Chief Operating Officer. The termination of these agreements is effective upon the surrender of the assets. On October 23, 2009 Mr. Robert Crabb tendered his formal resignation from the Geeks On Call Holdings, Inc. Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 27, 2009	GEEKS ON CALL HOLDINGS, INC.

	By:	/s/ Richard Cole
	Name:	Richard Cole
	Title:	Chief Executive Officer